Exhibit 4.27

EXCLUSIVE PAPER FOR NOTARIAL DOCUMENTS

EN0885320

[Seals that are read on every other page:

12/2018	STAMP OF THE	STAMP:	ANTONIO PÉREZ-COCA
ANTONIO PÉREZ	STATE	0.15 €	CRESPO
COCA CRESPO			N o t a r y
(NIHIL PRIUS			C/ Monte Esquinza, 6
FIDE)			28010 MADRID
NOTARY OF			Tel.: 91 418 32 80 Fax.: 91 319 90 46]
MADRID

[Illegible initials on every other page]

DEED OF ACCESSION TO THE PLEDGE OF SHARES OF CEMEX ESPAÑA, S.A. GRANTED BY THE ENTITIES “THE BANK OF NEW YORK MELLON” and “CEMEX ESPAÑA, S.A.”

NUMBER ONE THOUSAND AND NINE.

In Madrid, my residence, on March nineteen two thousand and nineteen.

Before me, ANTONIO PÉREZ-COCA CRESPO, Notary Public of Madrid and of its Illustrious Bar,

                                                                                           APPEARS:

MRS. MARÍA PALOMA JULIETA ÁLVAREZ-URIA BERROS, of legal age, of Spanish nationality, with domicile for these purposes in Madrid, at José Abascal st., number 45; with National Identity Document number 09427338Y.

MRS. MÓNICA BASELGA LORING, of legal age, with domicile for these purposes in Madrid, at Hernández de Tejada St., number 1; with National Identity Document number 51066340-S.

                                                                                          INTERVENE:

The first, on behalf and representation of THE BANK OF NEW YORK MELLON (hereafter, the “Bank”), entity incorporated in accordance with the laws of the State of New York (United States of America), with registered office at 225 Liberty Street, New York, N.Y. 10286, United States of America, acting in turn in representation of and for the benefit of the holders of Senior Secured Notes for a maximum main aggregate amount of FOUR HUNDRED MILLION euros (400,000,000.00 Euros), at an interest rate of 3.125%, with maturity in two thousand and twenty-six, subject to the assumptions of anticipated amortization that have been foreseen, issued under the bond issue agreement (Indenture), governed by the laws of the State of New York (United States of America), signed on March 19, 2019 by, among others, CEMEX, S.A.B. de C.V. a company incorporated in accordance with the laws of Mexico, as issuer, and The Bank of New York Mellon, as trustee (hereinafter, with its following amendments or novations, the “Bond Issue”).

EN0885319

Making use of the current power, as she affirms, conferred in her favor by deed granted before Notary Public of New York, Mr. Bret Derman, on March thirteen, two thousand and nineteen, photocopy of which has been shown to me and whose original, duly apostilled in accordance with the Hague Convention of October 5, 1961, which I will add to this present deed, through diligence, when it is delivered to me.

The second, on behalf and representing the Company “CEMEX ESPAÑA, S.A.” (formerly COMPAÑÍA VALENCIANA DE CEMENTOS PÓRTLAND, S.A.) domiciled in Madrid, Hernández de Tejada st., 1; purpose of which is the Holding activity.

With Code CNAE 6420 “ Activities of the Holding Company “.

It was incorporated with an indefinite duration in deed authorized by the Notary who was from Valencia, Don Juan Bautista Roch Contelles, on April 30, 1917, adapted to the present legislation through deed authorized by the Notary of Valencia, Mr. Antonio Soto Bisquert on July 13, 1990; incorporation of which was REGISTERED in the Mercantile Registry of Valencia, to volume 122, book 28 of companies, section 3rd of anonymous, sheet 354, registration 1st; as to the adaptation it is registered in the aforementioned Registry, to volume 2,854, book 10, general section, folio sheet V2533, registration 165; also, the bylaws of the company were combined through another public instrument authorized by the Notary of Madrid, Mr. Antonio Francés y de Mateo on August 12, 1993, with order number 6,796, which caused the 200th registration.

Transferred the current address above, by deed authorized by the Notary of Valencia, Mr. Antonio Soto Bisquert, on June 29, 1995, with order number 1,489 of his notarial registry, and registered in the Mercantile Registry of Madrid, to volume 9743 and 9744, section 8th, of the Book of Companies, folio 1 and 166, sheet number M 156542, registrations 1st and 2nd.

EN0885318

Changed its name to the one it now holds, by agreement adopted by the General Board of Shareholders of the Company, in its meeting held on the twenty-fourth day of June, two thousand and two, registered as public instrument before my testimony, the same day, under order number 662 of its notarial registry, causing the 122th registration of the registry sheet.                                                                              It has Tax Identification Code (C.I.F.) number: A46004214 and CNAE Code number 6420 (holding companies).

The appearing party states that the data identifying the Company and, especially, its corporate purpose and domicile, have not varied from those established above.                                                                              It has Tax Identification Number: A-46.004.214.

Making use of the current powers, as she affirms were conferred in her favor by agreement adopted by the Board of Directors of the Company, at their meeting held on March eleven, two thousand and nineteen, registered as public instrument through deed granted in my presence, today, under the number of notarial registry previous to the present one, as evidenced by authorized copy of the deed that I have at sight.

For the purposes set forth in article 98 of the Law 24/2001, and in accordance with the Resolution of the General Directorate of Registries and Notaries of April 12, 2002, I note that in my opinion, I consider the accredited representative powers sufficient to formalize this deed of accession of pledge pursuant to the terms that are indicated below.                                                                               REAL TITULARITY.-    I, the Notary, expressly state that I have complied with the obligation of identification of the real holder that the Law 10/2010 of April 28, imposes, result of which consists of authorized certificate before the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo, the twenty-sixth day of February of two thousand and fifteen, under number 884 of order of my notarial registry, which has not been modified since then, according to the representative of the Company.-

EN0885317

The appearing ladies have in my opinion, as they intervene, the legal capacity and legitimate interest necessary for the granting of this DEED OF ACCESSION TO THE POLICY OF PLEDGE OF SHARES OF CEMEX ESPAÑA, S.A. and, for such purpose, in the representation they hold, and all the legal effects that may be applicable, they

                                                                               STATE

I. That, in virtue of the agreement granted in the policy intervened by me on November 8, 2012, registered with number 3,530 in Section A of their Registry Book, which has been extended several times, the last on July 19, 2017 through agreement formalized through policy intervened by me on said date (hereinafter, the “Pledge Policy”), CEMEX, S.A.B. de C.V. and New Sunward Holding B.V. constituted certain real rights of Pledge (hereinafter, the “Pledges”) over the shares of the company CEMEX España, S.A. of their ownership.

II. That, in accordance with the Contract of Relationship between Creditors (such as it is defined in the Pledge Policy), the creditors of the CEMEX group in virtue of bond issues such as the Issuance of Bonds will be considered as Creditors of Additional Bonds (Additional Notes Creditors) and, therefore, of Secured Parties pursuant to the terms provided for in the Contract of Relationship between Creditors and in the Pledge Policy, and they can get the benefit of the Pledges by adhering to the Pledge Policy in accordance with the provisions of Clause 16 therein.

III. That, in accordance with the provisions of Clause 16 of the Pledge Policy, the Secured Parties, in whose benefit the Agent of Guarantees acted, including the Bank, in its capacity as trustee of the bondholders of the Bond Issue, may adhere to the Pledge Policy and ratify their content, accepting the Pledges constituted in their favor as guarantee of the corresponding Secured Debentures, through the appearance before me.

Said accessions will be carried out through the granting of the corresponding deed or accession policy, and all the above without the need for new consent of the pledging agents or pledgee creditors, for having given their consent in advance in the Contract of Relationship between Creditors and in the Pledge Policy itself.

EN0885316

IV. That the Bank expressly states that the accession to which the Stipulations of this Deed refer to, is formalized as a mere instrument for the execution of the rights attributed to the Bank in the Pledge Policy, from which it causes, so that the payment obligations derived from the Bond Issue are guaranteed with a real right of pledge of first rank over the Shares (as defined in the Pledge Policy), concurrent with the remaining Pledges.

V. That in virtue of the above, the Bank wishes to grant This Deed of Accession (hereinafter, the “Deed”) in accordance with the following

                                                                               STIPULATIONS

FIRST.- ACCESSION TO THE PLEDGE POLICY.

By this Deed, the Bank adheres, ratifies and approves the Pledge Policy in all its contents, full content of which declares to know, giving therefore to such bestowal full value and legal effectiveness and accepting that the obligations of payment derived from the Bond Issue are guaranteed with a real right of pledge of first range over the Shares (as defined in Pledge Policy), concurrent with the remaining Pledges.

The Bank REQUIRES from me, the Notary, to NOTIFY this accession to WILMINGTON TRUST (LONDON) LIMITED, with address for these purposes at Third Floor, 1 King’s Arms Yard, London, United Kingdom, EC2R 7AF (attention Sajada Afzal), in his capacity as Agent of Guarantees and I, the Notary, accept said requirement.

CEMEX España, S.A., appears in this act to the effects of being notified of this accession.

SECOND.- APPLICABLE LAW AND JURISDICTION.

2.1 This Deed is subject to the Spanish common law.

2.2 The Parties expressly submit to the jurisdiction and venue of the Courts and Tribunals of

Madrid capital for all issues that may arise from the validity, interpretation, compliance and execution of this Deed.

EN0885315

PERSONAL DATA PROTECTION.- In accordance with the provisions of the General Regulations of European Data Protection, it is informed that the personal data of the appearing parties will be treated by the authorizing Notary, whose contact data are contained in this document. The data will be treated in order to perform the duties inherent in the notarial activity and for customers’ invoicing and management, therefore, such data will be kept during the terms provided for in the applicable rules and, as the case may be, while the relationship with the interested party may continue. The basis for the treatment is the performance of the notary’s public duties, which obligates that the data are provided to the Notary and would prevent his participation otherwise. The communications provided for in the Public Administrations Law (Ley a las Administraciones Públicas) will be given and, where appropriate, to the Notary that succeeds the current one in the city. The appearing parties are entitled to request access to their personal data, rectification, cancellation, transferability thereof and the limitation of their treatment, as well as object to it. In virtue of any possible rights infringement, a claim may be filed at the Spanish Data Protection Agency (Agencia Española de Protección dé Datos). If data of persons other than the appearing parties are provided, they should have been previously informed thereof in accordance with the provisions of article 14 of the General Regulations of European Data Protection (RGPD).

Said and granted.

And I, the Notary, hereby CERTIFY:

a.-	That I have identified the appearing parties through their identification documents, referred to in the appearance, that have been shown to me.

b.-	That the parties, in my opinion, have the capacity and are legitimized for the present bestowal.

EN0885314

c.-	That the granting suits the legality and the free and duly informed will of those appearing.

d.-

Having read this public instrument to the grantors, previously warned of their right to do it themselves, that they have exercised, and who affirm to have been duly informed of the full content thereof, to which they give their consent, all in accordance with Article 193 of the Notarial Regulations.

e.-

That this public instrument is contained in seven folios of notarial paper, EK series numbers: 1223907 and the following six in order correlative, I, the Notary, certify. Following are the signatures of the parties. - Signed. ANTONIO PÉREZ-COCA CRESPO. Initialed. Seal of the Notary’s Office.

DILIGENCE.- I, ANTONIO PÉREZ-COCA CRESPO, Notary Public of Madrid and its Illustrious BAR, hereby issue this instrument to note that on its date, March twenty-one two thousand and nineteen, I was given a copy of this document to attach to this copy of the power-of-attorney, typed on a double-column format, in Spanish and English languages, whose languages I, the Notary understand, which is specially granted for formalizing the deed purpose hereof, by Mr. Joseph Panepinto as Managing Director and Mrs. Teresa H. Wyszomierski, as Vice President of THE BANK OF NEW MELLON, before the Notary Public of New York, Mr. Bret S. Derman, on March thirteen, two thousand and nineteen.

The power is duly apostilled pursuant to The Hague Convention. And I, the Notary, for my knowledge of the legislation of the State of New York on this matter; for being granted before a Notary of said country; because the powers there and thus granted become effective in the same manner as in the country of origin, because the special powers are not registered in the Commercial Register    of New York, because the Notary of New York verified the identity, legal capacity and compliance with all national formalities and because said act is valid according to the rules of private international law, in view of the purposes of article 36 of the Mortgage Regulations (Reglamento Hipotecario) and the Third Additional Provision of Law 15/2015 (Disposición Adicional Tercera de la Ley 15/2015) concerning Voluntary Jurisdiction, I consider the principle of equivalence of forms as fulfilled.

EN0885313

Having said power of attorney at sight, and I hereby declare that the powers conferred therein are sufficient and enough to grant this deed of accession of pledge.

And having nothing else to declare, I issue this instrument on this single sheet of notarial paper, I, the Notary, officially attest thereto. Signed. ANTONIO PÉREZ-COCA CRESPO. Initialed. Seal of the Notary’s Office.

ENCLOSED DOCUMENTS AS FOLLOWS

(Convention de La Haye du 5 Octobre 1961)

1.	Country: United States of America

This public document

2.	has been signed by Milton Adair Tingling

3.	acting in the capacity of County Clerk

4.	bears the seal/stamp of the county of New York

Certified

5.	at New York City, New York		6. the 19th day of March 2019

7.	by Deputy Secretary of State for Business and Licensing Services, State of New York

8.	No. NYC-1208881

9.	Seal/Stamp		10. Signature

/s/ Whitney A. Clark
Whitney A. Clark
Deputy Secretary of State for Business and Licensing Services

Apostille (REV: 09/25/12)

EN0885312 POWER OF ATTORNEY PODER ESPECIAL Mr. Joseph Panepinto and Ms. Teresa H, D. Joseph Panepinto y Dna, Teresa H. Wyszomierski, acting in the name and on behalf of Wyszomierski, actuando en nombre y The Bank of New York Mellon (a corporation duly representacion do The Bank of New York Mellon organized and existing under the laws of the State (unu sociedad debidamente constituida con arreglo , of New York, with corporate domicile at 225 a las leyes del estado de Nueva York, con domicilio Liberty Street, New York, N.Y. 10286, U.S.A., en 225 Liberty Street, New York, N.Y. 10286, and with an l.R.S. employer identification number (U.S.A.) y con number’de I.R.S. 13-5160382) (cl 13-5160382) (the “Grantor”), grant a special “Poderdante”), conficre poder especial, tan amplio power of attorney, as broad and sufficient as is y baslante corno en derecho sea menester, en favor required by law, In favour of (i) Ms. Ana Marfa do (i) D°. Ana Marfa Arias Somalo, mayor de Arias Somalo, of legal age, of Spanish Nationality, edad, de nacionalidad espafiola, con domicilio with business address in Calle Jose Abascal 45, profesional en Calle Jose Abascal 45, Madrid Madrid (Spain)] and holder of national (Espafia) y titular de documento nacional de identification card number 00.410.487-Y, currently identidad numero 00.410.487-Y en vigor y (ii) D“ in force, and (ii) Ms. Paloma Julicta Alvarez-Urfa Paloma Juliela Alvarez-Urfa Berros, mayor de Berros, of legal age, of Spanish Nationality, with edad, de nacionalidad espanola, con domicilio business address in Calle Jose Abascal 45, Madrid profesional en Calle Jose Abascal 45, Madrid (Spain) and holder of national identification card (Espana) y titular de documenio nacional de number 9.427,338-Y, currently in force identidad numero 9.427.338-Y on vigor (cn lo (hereinafter, any of them, indistinctly, an sucesivo, uno cualquiera de cllos, indistintamente, “Attorney” and jointly the “Attorneys”), so that un “Apodcrndo” y, conjuntamente, los any of them may, acting jointly and severally, in “Apoderados”), para que uno cualquiera de cllos the name and on behalf of the Grantor, acting on, pueda, actuando indistinta y solidariamente, en the instruction of, behalf and for the benefit of nombre y representacion del Poderdante, quc a su vez actua por instruccion, en representaclon y ‘ beneficio de - the holders of the EUR 400,000,000—los tenedores de Bonos Senior 3.125% Senior Secured Notes Due 2026 Garantizados al tipo de interes del 3.125% (the “Notes”) referred to below (the con fecha de vencimiento en 2026 y “Noteholders”) and issued denominados en Euros (EUR 400,000,000 3.125% Senior Secured Notes Due 2026) (los “Bonos”) a los que se hace referencia mis adelante (los “Bonistas”) y que han sido emitidos by virtue of an indenture entered into by, en virtud del contrato de emision de bonos , among others, CEMEX, S.A.B. de C.V., as suscrito el 19 de marzo de 2019 por CEMEX, issuer (the “Issuer”), and CEMEX Finance S.A.B. de C.V. coma emisor (el “Emisor”), â– LLC, CEMEX Mexico, S.A. de C.V,, Cemex CEMEX Finance LLC, CEMEX Mexico, S.A. Concrelos S.A. de C.V., Empresas Tolieca dc de C.V., Cemex Concretos S.A. de C.V., . Mexico S.A. de C.V., New Sunward Holding Empresas Tolteca de Mexico S.A. de C.V., B.V., Cemex Espana, S.A., Cemex Asia B.V, New Sunward Holding B.V., Cemex Espana, . Cemex Corp., Cemex Africa & Middle East S.A., Cemex Asia B.V., Cemex Corp., Cemex Investments B.V, Cemex France Gestion Africa & Middle East Investments B.V, (S.A.S.), Cemex Research Group AG and Cemex France Gestion (S.A.S.), Cemex

Cemex UK, each as guarantor (the "**Note Guarantors**") and the Grantor, as trustee and paying agent, dated as of March 19, 2019 (hereinafter, as amended from time to time, the "**Indenture**"),

carry out any of the following acts, upon the terms and conditions that the Attorney may deem appropriate:

1. Execute, accept, amend, extend, accede or ratify one or several pledge agreements (the "**Share Pledges**") over all or part of the shares (*acciones*) of the Spanish company CEMEX España, S.A. (Tax Identification Number A46004214, registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 to 166, section 8, page no. M-156542), whereby one or more share pledges are created to secure *inter alia* the full and punctual performance of all or part of the obligations assumed by the Issuer and each of the Note Guarantors in favour of, among others, the relevant Noteholders, as well as other secured obligations assumed by the Issuer and its subsidiaries.

2. Execute or ratify the above mentioned documents, in a public or private document and appear before a Spanish Notary Public to grant the notarial deeds (*pólizas*) or public deeds (*escrituras públicas*) of the abovementioned documents and, in particular (without limitation), appear before a Spanish notary public (*Notario*) to notarize or raise to the status of public document (*elevar a documento público*) the Share Pledges, the Indenture and any other agreements, documents, notices or letters related thereto.

3. Carry out whichever other actions, declarations, agreements, letters, or execute whichever other public or private document, the Attorney deems desirable or necessary for the validity of the documents previously mentioned, as well as (in particular without limitation) to accept the extension of the Share Pledges to any other shares of CEMEX España, S.A. that the pledgors that created the Share Pledges may hold from time to time,

Research Group AG y Cemex UK, como garantes (los "**Garantes** ") y el Otorgante como *trustee* y agente de pagos (en adelante, según sea modificado en cada momento, el "**Contrato de Emisión de Bonos**").

realizar cualesquiera de las siguientes actuaciones, en los términos y condiciones que el Apoderado crea apropiados:

1. Celebrar, firmar, ejecutar, ratificar, aceptar, modificar, extender, adherirse y otorgar en los términos y condiciones que el Apoderado crea convenientes la constitución de una o varias prendas (las "**Prendas sobre las Acciones**") sobre todas o parte de las acciones de la sociedad española CEMEX España, S.A. (C.I.F. número A46004214 e inscrita en el Registro Mercantil de Madrid, en el Tomo 9.743, folio 9.744, hoja 1 y 166, sección 8, página M-156542), mediante las cuales se constituyan una o varias prendas sobre acciones para garantizar el completo y puntual cumplimiento de todas o parte de las obligaciones asumidas por el Emisor y cada uno de los Garantes de los Bonos en favor de, entre otros, los respectivos Bonistas, al igual que otras obligaciones garantizadas asumidas por el Emisor y sus filiales.

2. Firmar o ratificar los anteriores documentos y contratos en documento privado o público, comparecer ante notario español para intervenga en póliza o eleve a público los mencionados documentos, y, en especial (sin limitación), comparecer ante Notario para elevar a documento público las Prendas sobre las Acciones, el Contrato de Emisión de Bonos y cualquiera otros contratos, documentos o cartas relacionados o previstos en los citados contratos o documentos.

3. Realizar cualesquiera otros actos o declaraciones, y firmar contratos, cartas, u otorgar cualesquiera otros documentos públicos o privados que el Apoderado considere necesarios o convenientes para la validez de los documentos a los que se ha hecho referencia anteriormente y, en particular (aunque sin limitación), para aceptar la extensión de las Prendas sobre las Acciones a cualesquiera otras acciones de CEMEX España, S.A. de las que

2

EN0885311 and lo acknowledge (he creation of any sean titulares en cada momento los pignorantes pledges or any other security agreement que constituyeron las Prendas sobre las granted in accordance with the preceding Acciones, y para lomar conocimiento de la paragraph. constilucion o extension de cuantas prendas u otros dereohos de garantia sc otorgucn de acuerdo con los apartados anteriores, 4. Carry out whichever other actions, 4. Realizar cualesquiera otros actos o . declarations, agreements, letters, or execute declaraciones, y firmar contralos, cartas, u whichever other public or private document, otorgar cualesquiera otros documentos publicos . the Attorney deems desirable or necessary to o privados que cl Apoderado considere maintain and protect the Share Pledges or any necesarios o convenienles para conservar y Other security interest related to the proteger la validez de las Prendas sobre las documents referred to in the preceding Acciones o cualesquiera otros dercchos de ‘ paragraphs, garantia se otorguen de acuerdo con los apartados anteriores. 5, Appear before the Spanish administrative 5. Comparecer ante ‘ las autoridades authorities and execute, in the name and on 1 administrativas cspanolas y lirmar, en nombre behalf of the Grantor, the necessary del Poderdanle, cuantos documentos sean documents for obtaining the Spanish tux necesarios para la obtencion de identificacion identification by filing the nccessary tax fiscal presentando los modelos liscales que sean forms. necesarios. Appear before any Spanish administrative 6, Comparecer ante cuanlas autoridades authorities and, in particular, but not limited to, administrativas espanolas y. en particular; pcro the Foreign Investments’ Registry of the sin limitacion ante, el Registro de Inversioncs Ministry of Finance and the Bank of Spain, Exteriores del Ministerio de Economia y cl execute, deliver and file, in the name and on â– Banco de Espana, otorgando, comunticando y behalf of the Grantor, any document, statement, cumplimentando, en nombre y representacion payment, application or official forms del Poderdante, cuantos documentos, (including those of a tax nature) that may be declaraciones, pages, solicitudes, o impresos necessary or advisable in connection with the oficiales (incluidos los de (ndole Fiscal) que execution or compliance with the Indenture and resulten necesarios o convenientes para la the Share Pledges. celebracion o cumplimiento las Prendas sobre las Acciones y el ConlratO de Emision de Bonos, -â– 7, As a result of the authority granted in the 7. En el ejercicio de la autoridad conferida en los preceding paragraphs, agree on the terms and parrafos precedentes, fijar los teminos y conditions the Attorney deems appropriate and condiciones que considere apropiados y emitir . issue and receive any binding declarations. y recibir todo tipo de declaraciones de voluntad â– y manifestaciones. _ 8. Grant deeds of formalization, 8. Otorgar eScrituras o polizas de formalizacion, acknowledgement, ratification, confirmation, rcconocimiento, ralificacion, confirmacion, modification or amendment of any of the modificacion o rectificacion de cualqulera de agreements and/or public deeds referred to los contalos, escrituras o polizas referidos above. anteriormente.

9. Request the issuance of copies of any of the 9. Solicitar copias de las citadas polizas o aforementioned public documents. escrituras. JO. All the powers granted herein can be exercised 10.La totalidad de las facultades incluidas en este by the Attorney, even if this would result in poder podran ser ejercitadas por el Apoderado self-contracting (aniocontroiacion) or multi- aun cuando en cl ejercicio de las mismas representation (multirepresentaicion) or incurrieran en las figuras de autoconlrataci6n, conflict of interest (conflicto de interes) figures. multirepresentacion o conflicto de interes. The deed and text of the present power of La minuta y redaccion del presente poder sera, cn attorney will be interpreted exclusively todo caso, interpretado conforme a la diccion y according to the English Language translation, sentido del texto que se incluye en lengua ingles. This power of attorney is effective for ninety El presente poder sera efectivo por noventa (90) (90) days from (he date hereof or (he earlier of dfas desde esta fecha o hasta la primera fecha en (0 revocation by the Grantor, (ii) the Attorney no producirse atguno de los siguicntes supuestos; (i) longer being retained on behalf of the Grantor or revocacion del poder por cl Poderdante, (ii) que el an affiliate of the Grantor and (iii) expiration of Apoderado no continue siendo empleado por el ninety (90) days from the date of execution, Poderdante o una de sus filialcs; o (ili) expiration del plazo de noventa (90) dfas desde la fecha de ‘ otorgamiento del poder. The authority granted to the Attorney by this Power of Attorney is not transferable to any other Las facultades otorgadas por la Poderdante a traves parly or entity. de este poder no son transferibles a ninguna otra parte o entidad, The relationship of the Grantor and Ihe Attorney ‘under this Power of Attorney is intended by the La relacion entre el Poderdanle y el Apoderado parties to be that of an independent contractor bajo cstc Poder, pretendida por las partes, es la and not that of a joint venture, partner, or agent. propia de un contratista independiente y no de un miembro de una joint venture, socio o agente. This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts Este poder se regira y sera interprelado de of law principles. • â–conformidad con las leyes del Estado de Nueva York, con exclusion de sus principios sobre conflicto de leyes. 1 The Grantor hereby undertakes to confirm and El Poderdanle se compromete a confirmar y ratify, if so requested by the Attorney, each and ratificar, si es requerido para ello por cl every actions taken by the Attorney in Apoderado, todas y cada una de las actuaciones accordance with the terms of this power of realizadas por el Apoderado de conformidad con â– attorney. 1 los terminos de este poder. ‘ In New York, on MARCH 13, 2019 En Nueva York, el )3 MAR 10 219 The Bank of New York Mellon

EN0885310 Joseph Panopinto Managing Director By: Ms. Teresa H. Wyszorniorski 6?5ki Vice President NOTARIAL CERTIFICATE CERTIFICADO NOTARIAL 1. Notary Public of New York hereby certify that: Yo, Notario de Nueva York, por la presente certifico ‘ . que: I. The Bank of New York Mellon is a I. The Bank of New York Mellon es una corporation duly organized and existing â– sociedad existente y validamente constituida . under the laws of the State of New York, de acuerdo con las leyes del estado de Nueva with corporate domicile at 240 Greenwich York, con domicilio social en 225 Liberty Street, New York, N.Y. 10286, U.S.A., with Street, New York, N.Y. 10286, (U.S.A.). con an l.R.S. employer identification number of numero I.R.S, 13-5160382 y con la capacidad 13-5160382-, and with the required capacity necesaria para otorgar este poder. to grant this Power of Attorney. ’ II. This Power of Attorney has been validly II. El presente poder ha sido vdlidamente executed by Mr, Joseph Panepinto and Ms, emitldo por D. Joseph Panepinto y Dna. Teresa H. Wyszomierski who have the Teresa H. Wyszomierski quienes tiene required authority to grant this Power of eapacidad legal para otorgar dicho poder cn Attorney in the name and on behalf of The nombre y representacion de The Bank of New Bank of New York Mellon. York Mellon. III. The above is the true hand-written signature ID. La anterior firma es la firma manuscrita of Mr. Joseph Panepimo and Ms. Teresa H. autenlica de D. Joseph Panepinto y Dna. Wyszomierski. Teresa H. Wyszomierski. IV. That the Grantor has the necessary authority IV, E1 Poderdante tiene autoridad necesaria para to act in the name and on behalf of the actuar en nombre y representacion de los Noteholders. Bonistas. . V. The acts and transactions effected by the V. Los actos realizados y negocios celebrados â–Attorney appointed in this Powor of Attorney por el Apoderado designado en esle poder en ‘ in the name and on behalf of The Bank of nombre y representacion de The Bank of Mew New York Mellon, within (he scope of such York Mellon, dentro del ambito del presente Power of Attorney, will be acts or poder, serin actos o negocios validamente transactions validly effected by The Bank of realizados o celebrados por The Bank of New New York Mellon. York Mellon.

State of New York ]ss- & NO 541484 1, Milton Adair Tingling, Clerk of the County of New York, and Cleric of the Supreme Court in and for said county, the same being a court of record having a seal, DO HEREBY CERTIFY THATForm 1 BRETS. DERMAN whose name is subscribed to the annexed original instrument has been commissioned and qualified . as a NOTARY PUBLIC.     and has filed his/her original signature in this office and that he/she was at the time of taking such proof or acknowledgment or oath duly authorized by the laws of the State of New York to take the same: that he/she is well acquainted with the handwriting of such public officer or has compared the signature on the certificate of proof or acknowledgment or oath with the original signature filed in his/her office by such public officer and he/she believes that the signature on the original instrument is genuine. IN WITNESS WHEREOF, I have hereunto set my hand and my official seal this 19th day of March, 2019County Cleric,

Executed before me, on March 13, 2019.	Firmado ante mí, el 13 dc Marzo 2019.

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)

On the 13th day of March 2019 before me, the undersigned, a notary public in and for said State, personally appeared Mr. Joseph Panepinto, a Managing Director, and Teresa H. Wyszomierski, a Vice President, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to within that instrument and acknowledged to me that they executed the same within their capacities, and that by their signature on the instrument, the corporation executed the instrument.

/s/ Bret S. Derman
Notary Public

BRET S. DERMAN NOTARY PUBLIC STATE OF NEW YORK NO.02DE6196933 QUALIFIED IN KINGS COUNTY CERTIFICATE FILED IN NEW YORK COUNTY COMMISSION EXPIRES NOVEMBER 17, 2020

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EN0885308

IT IS FIRST EXACT COPY OF ITS ORIGINAL where it is noted down. For CEMEX, ESPAÑA, S.A., I hereby issue it in thirteen stamped folios of exclusive paper for notarial documents, EN series, numbers 0885320, and the twelve following in descending correlative order, that I sign, initialize and seal, in MADRID, on March twenty-five, two thousand and nineteen. I ATTEST THERETO.

Bases: 400,000,000
Numbers: 2
Duties: 40,233.15

[Illegible signature appears]

[Seal that is read:
[Seal that is read:	ANTONIO PEREZ-COCA
OFFICIAL	CRESPO
CERTIFICATION,	NIHIL PRIUS FIDE,
GENERAL COUNCIL	NOTARY OF MADRID]
OF SPANISH
NOTARIES,
EUROPEAN NOTARIES
NIHIL PRIUS FIDE,
0239609331]

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